An offering statement pursuant to Regulation A relating to these securities shall be filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated March 31, 2016

Appliqate Inc

12465 South Fort St, Suite 240

Draper, UT 84020

www.appliqate.com

(801) 203-3978

Minimum offering of 1,000,000 shares / Maximum offering of 100,000,000 shares

This is a public offering of shares of common stock of Appliqate Inc.

	Price to Public	Underwriting Discounts	Proceeds to Issuer	Proceeds to other persons
Per Share /unit	.01	0.01		.001*
Minimum Offering	.01	0	$100,000	$10,000*
Maximum Offering	.01	0	$1,000,000	$100,000*

* We are offering our shares without the use of an exclusive placement agent and we do not currently intend to engage anyone to place shares, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

Our common stock will trade on the OTCQB market under a to-be-issued symbol. It is expected that our common stock will trade on a sporadic and limited basis.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission.

See “Risk Factors”on page 4 of the offering circular to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated March 31, 2016

TABLE OF CONTENTS

Page
SUMMARY	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
DILUTION	8
CAPITALIZATION	8
PLAN OF DISTRIBUTION	9
USE OF PROCEEDS	10
DIVIDEND POLICY BUISINESS MANAGEMENTS DISCUSSION AND ANALYISIS OF FINANCIAL CONDITION MANAGEMENT SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	10 10 11 12 12
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS DESCRIPTION OF CAPITAL STOCK	12 12 13
SHARES ELIGIBLE FOR FUTURE SALE EXPERTS REPORTS	14 15 15

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Appliqate Inc.

Our Company

Appliqate is a marketing and technology company focusing on Text Message Marketing and loyalty rewards  through text marketing. This plan is intended to assist the company by establishing the parameters and setting  goals to become an Inc. 500 company during 2016. This goal will be accomplished through strategic growth and the implementation of a marketing plan to increase sales and revenue.

Company Information

We are incorporated in the State of Wyoming. Our principal executive offices are located at 12465 South Fort Street, Suite 240, Salt Lake City, Utah, Texas, 84020 and our telephone number is (801) 203-3978. Our web site is www.appliqate.com . Information contained on our web site is not incorporated by reference into this Offering Circular. You should not consider information contained on our web site as part of this Offering Circular.

The Offering

Common Stock we are offering .............................................	Minimum of 1,000,000 shares of common stock Maximum of 100,000,000 shares of common stock
Common Stock outstanding before this offering ...................	60,000,000 shares of common stock (as of March 31, 2016).
Use of proceeds ......................................................................	We intend to use the proceeds from this offering to expand marketing and advertising and further research and development. See “Use of Proceeds.”
Risk Factors ........................................................................... Offering Price……………………………………………….

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

.01 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Digital Marketing Operations

Small company in the start-up phase.

We have historically been a small, Digital marketing company. There are many changes within the Digital marketing industry that could have negative effects on our business. These changes are including but not limited to: federal regulations, fast changing technology, large competitors with more access to working capital and we are a new company with little name recognition in the industry.

With respect to the Digital Marketing business, we are a start-up company with one facility and no meaningful operating history.  As such, you will be investing in an early stage company and your investment will be subject to the risks involved in investments in such companies.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

 Our operating results are dependent upon our ability to maximize potential clients and we rely on being able to service a large number of clients. Adverse economic or other conditions in the markets in which we operate may lower our retention or sales number and limit our ability to increase revenue. Initially, we will have one facility located in Utah.

We face competition for the acquisition of clients, which may impede our ability to make future sales or may increase the cost of acquiring new clients.

We compete with many other entities engaged in Digital Marketing activities including national, regional and local companies. This competition may cause the price we are able to charge clients to decrease, or we maybe unsuccessful in acquiring new clients on a consistent basis.  In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to discount prices more or might be partnered with other software companies creating a more convenient transition. In addition, the number of entities and the amount of companies competing for business in the Digital Marketing industry is increasing and there are many large companies that have a large customer base.  This competition could result in increased demand for discounts and less profit per customer. Due to such competition it is possible we could experience less profit than expected from our future sales.

We may not be successful in integrating with certain software partners of potential customers.

As Digital Marketing becomes more and more popular integration into current POS systems and other software is becoming increasingly important.  Our software is capable of communicating with other software via API (application programming interface) however there is risk that other companies will form strategic partnerships with other Digital Marketing companies and not allow additional 3rd party interfaces within their software.  This could substantially hurt our business model and we would experience slower than expected growth.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

Our operating results are dependent upon our ability to maximize our sales and retention rates.   Adverse economic or other conditions in the markets in which we operate may lower our ability to complete sales and to retain current customers. If we fail to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, our net income, cash flow, financial condition, and the trading price of our securities could be adversely affected.

We will depend upon our staff to maintain a high level of customer satisfaction, and any difficulties we encounter in hiring, training and maintaining skilled personnel may harm our operating performance.

We have experienced managers that have ran previous businesses including other Digital Marketing businesses and have hired personnel to assist in customer satisfaction for those businesses.  If hiring skilled personnel became too expensive or we were unable to find qualified people due to unforeseen issues it could have a negative impact on our sales and retention rates thereby affecting our profit and revenue projections.

Increases in taxes and regulatory compliance costs may reduce our income.

Increases in the aggregation costs of sending messages or other taxes in general may reduce our net income, cash flow, financial condition, ability to pay or refinance our debt obligations, and the trading price of our securities. Similarly, changes in laws increasing the potential liability for regulatory conditions may result in significant unanticipated expenditures, which could similarly adversely affect our business and results of operations.

We will rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We will rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including our Digital Marketing campaigns, personally identifiable information, and customer data. We will purchase some of our information technology from vendors, on whom our systems depend. We will rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential information and other sensitive information. Although we expect to take commercially reasonable efforts to protect the security of our information systems and the data maintained in those systems, it is possible that our safety and security measures will not be able to prevent the systems’ improper functioning or damage, or the improper access or disclosure of personally identifiable information such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, and computer viruses. Attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information.  Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, divert significant management attention and resources to remedy any damages that result, subject us to liability claims or regulatory penalties and have a material adverse effect on our business and results of operations.

Risks Related to the Digital Marketing Industry

Our primary business involves the ownership and operation of Digital Marketing Campaigns.

Our current strategy is to manage Digital Marketing Campaigns for our customers. Consequently, we are subject to risks inherent in managing Digital Marketing Campaigns for customers. Because Digital Marketing is such a fluid industry and is ever changing , this strategy makes it difficult for us to limit our risk when economic conditions change. Decreases in consumer spending, increase in government regulations and compliance requirements and overall economic conditions greatly affect our ability to maintain business relationships and keep income and revenue projections on track with our expectations.  As economic conditions change our expectations and projections could change as well.

Any negative perceptions of the Digital Marketing industry generally may result in a decline in our securities value.

To the extent that the investing public has a negative perception of the Digital Marketing industry, the value of our securities may be negatively impacted, which could result in our securities trading below the inherent value of our assets.

Disruptions in the financial markets could affect our ability to obtain equity and debt financing on reasonable terms and have other adverse effects on us.

Uncertainty in the equity and credit markets may negatively impact our ability to access additional equity and debt financing or to refinance existing debt maturities on favorable terms (or at all), which may negatively affect our ability to make acquisitions and fund development projects. A downturn in the equity or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plan accordingly. In addition, these factors may make it more difficult for us to sell stores or may adversely affect the price we receive for stores that we do sell, as prospective buyers may experience increased costs of equity or debt financing or difficulties in obtaining such financing.

Increases in interest rates may increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness.

We expect to have some debt on the company and a rise in interest expenses could greatly affect the cost of doing business or of obtaining additional financing if needed.

Risks Related to Ownership of Our Common Stock

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile and the trading in our common stock is limited and sporadic. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	Unplanned delays in acquiring new business;
•	Stock price performance of our competitors;

•	Default on our indebtedness;
•	Actions by our competitors;

•	Changes in senior management or key personnel;
•	Incurrence of indebtedness or issuances of capital stock; and

•	Economic, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely tradable without restriction under the Securities Act.

We will continue to incur certain costs as a result of being a public company and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission (" SEC "). We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.  These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time.  Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our company and become a successful Digital Marketing company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain.  Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur.  Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $0.01 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value at Jan 31st 2016 would have been $13,485 or $0.0002 per share, assuming minimum offering size, and $933,485 or $0.005 per share, assuming maximum offering size.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering	Maximum Offering
Assumed public offering price per share	$0.01	$0.01
Net tangible book value per share at Jan 31, 2016	$.00006	$.00006
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$.000194	$0.00494
Adjusted net tangible book value per share after this offering	$.0002	$.005
Dilution in net tangible book value per share to new investors	$.0098	$0.005

CAPITALIZATION

The following table sets forth our capitalization as of Jan 31st, 2016:

•on a historical basis;

•the receipt of the net proceeds of the minimum offering of 1,000,000 shares; and

•the receipt of the net proceeds of the maximum offering of 100,000,000 shares.

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this Offering Circular.

	Actual Amounts	Minimum Offering Size	Maximum Offering Size

Cash	$3,624	$13,624	$1,003,624

Indebtedness
Long term debt – bank	15,000-	15,000	15,000

Total indebtedness	15,000-	15,000	15,000

Stockholders’ equity (deficit):
Preferred stock, $.01 par value per share, 1,000,000 shares authorized,
None issued	-	-	-
Common stock, $.01 par value per share, 1,000,000,000 shares authorized,
60,000,000 shares outstanding (Actual), 70,000,000 shares outstanding
(Minimum), and 160,000,000 shares outstanding (Maximum)	60,000,000	61,000,000	160,000,000
Additional paid in capital	10,400	20,400	1,010,400
Accumulated deficit	(81,915)	(81,915)	(81,915)

Total stockholders’ equity (deficit)	(11,515)	(1,515)	928,485

Total indebtedness and stockholders’ equity (deficit)	$3,624	$13,485	$943,485

PLAN OF DISTRIBUTION

Minimum Offering; Escrow Procedures

This offering is being made on a self-underwritten basis without the use of a placement agent.  No shares will be sold unless at least a minimum of 1,000,000 shares of common stock have been sold no later than March 31, 2016. All monies collected for subscriptions will be held in a separate escrowed bank account at a nationally chartered bank, until the total amount of 1,000,000 shares has been sold.  Any checks for the purchase of shares should be made payable to the escrow account at the nationally chartered bank. Upon receipt of funds sufficient for the sale of 1,000,000 shares, the funds will be transferred to our business account. In the event the minimum total of 1,000,000 shares is not sold prior to May 31, 2016, all monies will be returned to investors, without interest or deduction, within one business day.

Pricing of the Offering

Prior to this offering, there have been no sales of any shares to the public. The public offering price of the shares in this offering has been determined by our Board of Directors without the assistance of an investment bank or other third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the other factors in relation to market valuation of companies in related businesses.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering.  The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

 (1)         You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2)         You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3)         You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4)         You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5)         You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end).  A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities.  This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering as follows:

•Increase marketing and brand awareness. (this will be achieved through hiring qualified sales and marketing agents to increase the visibility of the company) This is expected to use approximately 60% of the funds raised.

•Research and Development to increase our ability to integrate with partners through our API and to develop additional products and programs that will allow us to cross promote products to our existing client base. This is expected to use approximately 20% of the funds raised.

•Remaining funds of approximately 20% will be used for general operating expenses and potential investment opportunities to allow the formation of strategic partnerships with other software companies or Digital Marketing companies.

DIVIDEND POLICY

As we become a fully operational Digital Marketing company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends on our Common Stock, however, the projected timing of reaching that point is presently uncertain.  Once we have attained that level, our annual dividend target is anticipated to be approximately 90% of the prior year’s net income adjusted for unusual items. The decision to pay a dividend, however, remains within the discretion of our Board of Directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our Board of Directors deems relevant.  Future credit facilities, other future debt obligations and statutory provisions, may limit, or in some cases prohibit, our ability to pay dividends.

BUSINESS

Overview

Appliqate is a marketing and technology company focusing on Text Message Marketing and loyalty rewards  through text marketing. This plan is intended to assist the company by establishing the parameters and setting  goals to become an Inc. 500 company during 2016. This goal will be accomplished through strategic growth  and the implementation of a marketing plan to increase sales and revenue.

The Industry

The text marketing industry is growing at an extremely fast rate. Appliqate intends to capture a portion of the market through superior customer service, better and faster results for clients, and cutting edge technology. According to a report titled “A2P SMS Market Global Industry Analysis, Size, Share, Growth, Trends and Forecast, 2014-2020” the SMS global market will reach $70.32 billion in the year  2020. This same report states that the SMS market was valued at $53.07 billion in 2013. With the rapid  growth projected Appliqate is in an industry that will see huge success over the next several years. It is  our goal to become in industry leader while maintaining our excellent customer service.

Strategy

The key to success in Text Marketing is customer retention. This is one of the hardest areas due to the   fact that many business owners are “too busy” to manage their text marketing campaigns. Appliqate has   removed this as a barrier for companies through our campaign management. Each business has a SMS   expert that assists in the implementation of their marketing campaign. This allows business owners to   focus on their business and have an experienced SMS expert run their text marketing campaign. Constant   contact with customers helps retain them and keep them excited about the results they are seeing from   their texting campaign.

PROPERTY

The principle office of the company is located at 12465 South Fort St, Suite 240 Draper, UT 84020. This location has an office suite approximately 400 square feet and access to a conference room for meetings.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto , included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations of the Company Ending Jan 31, 2016

The company has started signing customers and is beginning to generate revenues based on a subscription to our text marketing program.  Our text based rewards program is estimated to be completed by the beginning of the third quarter in 2016. The design and implementation of these programs will set a distinct selling advantage in the digital marketing industry by combining these powerful marketing tools into one easy to use account. Significant expenses during the period included $4,992 in aggregation costs, $3,500 in professional fees for audited financial statements and $60,000 in stock compensation expense for services. A net loss of $81,965 was taken during the period.

Liquidity and Capital Resources of the Company

As previously noted, we are a start-up company and our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We intend to use proceeds of the sale of securities to increase our market presence through advertising and hiring key staff members that will assist us in forming strategic partnerships. At the period end the company had $3,574 cash on hand. Revenues are expected to begin in quarter 2 of 2016. Sources of future liquidity will greatly depend on our ability to secure investment funding through the sale of securities. We have secured a private loan in the amount of $15,000 that has allowed us to bring our product to market and we expect to be able to create liquidity through the sale of securities. We intend to raise the funds necessary through security sales and not undertake additional loans. If needed we are able to secure additional loans from private individuals as well as banking institutions.

MANAGEMENT

Name	Position	Age	Start Date	Hours per month
David Anderson	CEO	35	05/2015	120
Witaly Yatsik	CTO	42	05/2015	20
Jordan Hemming	Executive Vice President	35	05/2015	120

David Anderson, Jordan Hemming, and Witaly Yatsik have combined for over 35 years of experience in marketing and technology development. They have opened several successful businesses and know what it takes to build a new company. Mr. Hemming has extensive experience in building sales forces and managing the entire sales process. Mr. Anderson has worked with numerous companies and assisted in the development and fulfillment of the customer service experience. Mr. Yatsik has over 20 years of experience programming and designing custom software.

Mr. Anderson, Mr Hemming and Mr. Yatsik founded the company in 2015. During the start-up phase from 05/2015-01/2015 all of management worked approximately 10-20 hours per month.  In January 2016 Mr. Anderson and Mr. Hemming increased their hours per month substantially and have taken payment in the form of additional paid in capital as explained in the table below.

Executive Compensation

Management	Position	Compensation
David Anderson	CEO	$5,000
Witaly Yatsik	CTO	$0
Jordan Hemming	Executive Vice President	$5,000

Management currently is not taking cash compensation.  The compensation was recorded as additional paid in capital. It has been agreed between management that this will continue until revenues of the company increase.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of Jan. 31, 2015 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Directors and Executive Officers	Amount	Percent
David Anderson	20,000,000	33
Witaly Yatsik	20,000,000	33
Jordan Hemming	20,000,000	33

Shares issued are founder shares that were issued upon conception of the company on May 12, 2015

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions in the interest of Management or other affiliated parties of Appliqate Inc.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There are no relationships between parties and no related party transactions for Appliqate Inc.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.

As of the date of this offering, we have 60,000,000 shares of common stock and no shares of preferred stock outstanding.  The outstanding shares of common stock are restricted and owned by directors of the company.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock. Our articles of incorporation authorize our Board to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class.

 Convertible Debentures

Appliqate has no convertible debentures

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Standard Transfer and Registrar located at 12528 South 1840 East Draper, UT 84020

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.   We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 61,000,000 shares of common stock if we complete the minimum offering hereunder or 160,000,000 shares of common stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 60,000 shares immediately after this offering, assuming minimum offering size ; or

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

EXPERTS

The financial statements of the Company as of January 31, 2016, included in this Offering Circular have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their reports appearing herein.  Such financial statements of the Company have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.  We will be required to file:  an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z.  The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.

INDEX TO FINANCIAL STATEMENTS

Page (s)
Appliqate Inc
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of January 31,2016	F-2
Statement of Operations for the period April 29, 2015 to Jan 31, 2016	F-3
Statement of Stockholders Equity for the period April 29, 2015 to Jan 31, 2016	F-4
Statement of Cash Flows for the period April 29, 2015 to Jan 31, 2016	F-5
Notes to Financial Statements	F-6

To the Board of Directors
Appliqate, Inc.

Salt Lake City, UT

We have audited the accompanying balance sheet of Appliqate, Inc. (the “Company”) as of January 31, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period from April 29, 2015 (inception) through January 31, 2016. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2016, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 29, 2015 (inception) through January 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP www.malone-bailey.com
Houston, Texas

March 31, 2016

APPLIQATE, INC. BALANCE SHEET	January 31,
2016
ASSETS

Current assets:
Cash	$ 3,574
Total current assets	3,574

Total assets	$ 3,574

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$ 139
Total current liabilities	139

Long-Term liabilities:
Note payable	15,000
Total long-term liabilities	15,000

Total liabilities	$ 15,139

Stockholders' deficit:
Preferred stock A; $0.001 par value, 1,000,000 shares authorized and no shares issued and outstanding	-
Common stock; $0.001 par value, 1,000,000,000 shares authorized and 60,000,000 shares issued
and outstanding	60,000
Additional paid-in capital	10,400
Accumulated deficit	(81,965)
Total stockholders' deficit	(11,565)

Total liabilities and stockholders' deficit	$ 3,574

The accompanying notes are an integral part of these financial statements.

APPLIQATE, INC.

STATEMENT OF OPERATIONS

April 29, 2015 (Inception) To January 31, 2016

Revenues	$ 176

Cost of revenues	4,992

Operating expenses:
General and administrative	$ 7,010
Compensation expense	70,000
Total operating expenses	$ 77,010

Loss before other expenses	(81,826)

Other expense:
Interest expense	139
Total other expense	139

Loss before income taxes	$ (81,965)

Provision for income taxes	-

Net loss	$ (81,965)

Basic loss per common share	$ (0.00)

Basic weighted average common shares outstanding	57,184,116

The accompanying notes are an integral part of these financial statements.

APPLIQATE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICT)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount
Balance, April 29, 2015 (Inception)	-	$-	$-	$-	$-

Common stock issued to founders for services	60,000,000	60,000	-	-	60,000
Contribution of wages and rent	-	-	10,400		10,400
Net loss for the period ended January 31, 2016	-	-	-	(81,965)	(81,965)
Balance, January 31, 2016	60,000,000	$60,000	$10,400	$(81,965)	$(11,565)

The accompanying notes are an integral part of these financial statements.

APPLIQATE, INC.

STATEMENT OF CASH FLOWS

For the Period from Inception on April 29, 2015 Through January 31, 2016

Cash flows from operating activities:
Net loss	$(81,965)
Adjustments to reconcile net loss to net
cash (used) provided by operating activities:
Common stock issued for services	60,000
Contribution of wages and rent	10,400
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	139
Net cash used in operating activities	(11,426)

Cash flows from financing activities:
Proceeds from notes payable	15,000
Net cash provided by financing activities	15,000

Net change in cash	3,574
Cash, beginning of period	-

Cash, end of period	$3,574

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

APPLIQATE, INC.

Notes to Financial Statements

NOTE 1 -ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of Appliqate, Inc. (“Appliqate”, or the “Company”). Appliqate was incorporated on April 29, 2015, under the laws of the State of Wyoming.

Appliqate is a marketing and technology company focusing on text message marketing and loyalty rewards through text marketing. Appliqate campaign management business has a SMS expert that assists in the implementation of their marketing campaign, allowing business owners to focus on their business and have an experienced SMS expert run their text marketing campaign.

a.Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

b.Cash Equivalents

Appliqate considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

c.Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.Revenue Recognition Policy

The Company recognizes revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 605, Revenue Recognition (ASC 605), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company generates revenue through the sale of text message marketing services on a subscription or per text cost and billed monthly. Revenue is recognized when services have been delivered. Subscription accounts are month to month with no long term contracts. The Company has had minimal revenue since its inception.

e.Stock-Based Compensation

Appliqate records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718 Stock Compensation and are measured and recognized based on the fair value of the equity instruments issued.  All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515 Equity-Based Payments to Non-Employees, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

f.Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheets for prepaid expenses accrued expenses approximate the respective fair values due to the short maturities of these items.

g.New Accounting Pronouncements

In the period ended January 31, 2016, the Company elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The early adoption of this ASU allows the company to remove the inception to date information and all references to development stage. The Company adopted this standard.

h.Long Lived Assets

 Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, Property, Plant and Equipment.  The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized since inception.

i.Basic and Diluted Loss Per Share

Appliqate presents both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Appliqate has no issued potentially dilutive instruments.

j.Income Taxes

Appliqate files income tax returns in the U.S. federal jurisdiction, and the state of Wyoming.  Appliqate’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of January 31, 2016:

Deferred tax assets:
Net operating loss carry forward	$3,999

Valuation allowance	(3,999)
Net deferred tax asset	$-

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the period ended January 31, 2016 due to the following:

Pre-tax book income (loss)	$(28,689)
Stock for services	21,000
Expenses contributed capital	3,640
Net operating loss carry forward
Accrued expenses	50
Valuation allowance	3,999
Federal Income Tax	$-

Appliqate had net operating losses of approximately $11,462 that expire 20 years from when incurred.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -RELATED PARTY TRANSACTIONS

During the period from inception on April 29, 2015 through January 31, 2016, Appliqate accrued $10,000 for unpaid salary to officers and directors. The officers and directors elected to contribute the accrued wages to capital at January 31, 2016.

During the period from inception on April 29, 2015 through January 31, 2016, Appliqate accrued $400 for unpaid rent on use of office space to an officer of the Company. The officer elected to contribute the accrued rent to capital at January 31, 2016.

NOTE 3 - STOCKHOLDERS’ DEFICIT

At inception on April 29, 2015, Appliqate issued a total of 60,000,000 shares of common stock as founders’ shares for services valued at $60,000, or $0.001 per share.

Officers and directors of the Company elected to contribute $10,000 in accrued wages to capital at January 31, 2016.

An officer of the Company elected to contribute $400 in accrued rent to capital at January 31, 2016.

NOTE 4 -NOTE PAYABLE

On January 4, 2016, Appliqate issued a note payable in the amount of $15,000 (the “Note”).  The Note accrues interest at 12.5%, is unsecured and due January 4, 2026.

NOTE 5 -GOING CONCERN

Appliqate 's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, Appliqate has recently accumulated losses since its inception and has negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern.  Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Appliqate's ability to continue as a going concern are as follows:

Appliqate is currently seeking funding for the start-up of operations during fiscal year 2017 and plans to enter into several financing transactions. The continuation of Appliqate as a going concern is dependent upon its ability to generating profitable operations that produce positive cash flows.  If Appliqate is not successful, it may be forced to raise additional debt or equity financing.

.

There can be no assurance that Appliqate will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan.  The ability of Appliqate to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Articles of Incorporation of Appliqate Inc*
2.2	Amended and Restated Bylaws of Appliqate Inc*
4	Subscription Agreement for Offering*
6.1	Unsecured Note Issued January 4, 2016*
6.2
6.3
6.4
6.5
8.1
11.1
11.2
12
13.1

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah on March 31, 2016.

APPLIQATE INC

By:	/s/ David Anderson
David Anderson
President and Chief Executive Officer

This offering statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ DAVID ANDERSON	President and Chief Executive Officer	March 31, 2016
David Anderson

/s/ JORDAN HEMMING	Director and Executive Vice President	March 31, 2016
Jordan Hemming